UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 21, 2013

SANUWAVE Health, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52985	20-1176000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11475 Great Oaks Way, Suite 150, Alpharetta, Georgia		30022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(678) 581-6843

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

1.     On February 21, 2013, SANUWAVE Health, Inc. (the “Company”) entered into an Employment Agreement (the “Employment Agreement”) with Joseph Chiarelli as more particularly described in Item 5.02 to this Current Report on Form 8-K (this “Report”).

The description of the Employment Agreement contained in Item 5.02 of this Report is qualified in its entirety by reference to the full text of the Employment Agreement filed herewith as Exhibit 10.1, which is incorporated herein by reference.

2.     On February 22, 2013, the Company closed on the initial sale of its 18% Senior Secured Convertible Promissory Notes (the “Notes”) to select accredited investors. Up to $2,000,000 aggregate principal amount of Notes are being offered (the “Offering”) by the Company. The Company expects to complete the Offering and issue the Notes on or before February 28, 2013.

The Notes have a six month term and the Note holders can convert the Notes into Company common stock, $0.001 par value, at anytime during the term at a conversion price of $0.20 per share.

Upon the consummation of a qualified financing and/or technology license ($4,000,000 or more in total, combined or individually, as defined in the Notes) by the Company, the principal and interest on the Notes will automatically convert into Company common stock equal to the lower of (i) the Company common stock issued in the qualified financing and/or technology license, reduced by a discount of 20%, and (ii) $0.20 per share. Each noteholder will also receive, if any are issued, warrants or any other security issued in a qualified financing and/or technology license on similar terms to the qualified financing and/or technology license.

The Notes are secured by the tangible and intangible assets of the Company.

The foregoing description of the Notes is qualified in its entirety by reference to the text of such Notes, the form of which is attached to this Report as Exhibit 4.1, and is incorporated by herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01(2) of this Report is incorporated by reference herein.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)     On February 21, 2013, the board of directors of the Company appointed Joseph Chiarelli to serve as Chief Executive Officer and as a member of the board of directors of the Company. Mr. Chiarelli’s appointment as Chief Executive Officer and a member of the board of directors was made effective on February 25, 2013.

Mr. Chiarelli, age 66, was Senior Managing Director for Auriga Capital Management where he was responsible for financial advisory, business development and a healthcare hedge fund from 2011 to February 2013. Previously, from 2008 to 2011, he was Managing Director of Chiarelli & Company, a firm providing strategic and financial advice to emerging and small companies.

Mr. Chiarelli was Senior Managing Director for Wall Street Access where he managed a healthcare joint venture and independent healthcare research from 2007 to 2008. Previously, from 2005 to 2007, he was Chairman of the board of directors of Clarent Hospital Corporation, a hospital management firm.

Mr. Chiarelli was a Senior Equity Investment Analyst at Oppenheimer & Co. Inc. where he managed the healthcare research team from 2003 to 2005. Previously, from 2002 to 2003, he was Managing Director of Blaylock & Partners, LP.

Mr. Chiarelli was with JPMorgan Chase & Co. (“JPM”) from 1981 to 2001 where he developed much of his healthcare industry knowledge while he was responsible for three healthcare sectors as the Senior Investment Research Analyst. Prior to his assignment to healthcare, he served in a number of senior positions across JPM, including being Chief Financial Officer of two large independent subsidiaries, J.P. Morgan Delaware and Morgan Securities Services Corporation. Previously, he was with Coopers & Lybrand (now PriceWaterhouseCoopers).

Mr. Chiarelli is a Colonel in the USAFR and a member of the board of directors of a private healthcare device. He graduated from Manhattan College with a BBA in Accounting, earned an MBA in Management/Finance from the University of Hawaii, graduated from the Cornell University Executive Development Program, and is a graduate of Air War College. He is a CPA and holds FINRA licenses 7, 24, 63, 86, and 87.

Mr. Chiarelli has no family relationships with any executive officer or director of the Company.

Pursuant to the Employment Agreement, Mr. Chiarelli agreed to serve as the Chief Executive Officer and a director of the Company commencing on February 25, 2013 with a two (2) year term thereafter extendable for one (1) year periods. Mr. Chiarelli is entitled to an annual base salary of $200,000 for the first year and $225,000 thereafter, with a performance and compensation review not less often than annually, at which time compensation may be adjusted as determined by the board of directors.

In the event of the satisfaction of the following milestones, the Company shall award and pay to Mr. Chiarelli a cash bonus as follows: (i) $35,000 for the Company completing a financing resulting in gross proceeds to the Company of no less than $5.0 million at a price per share of not less than $0.35; (ii) $25,000 when the final patient is enrolled in the Company’s dermaPACE Phase III clinical trial; (iii) $25,000 upon receipt by the Company of FDA approval for the use of dermaPACE; and (iv) $25,000 upon the execution by the Company of a license or distribution agreement from which the Company is entitled to receive gross proceeds of no less than $1.0 million and the Company has received payments of at least $250,000. In addition, with respect to each full fiscal year, Mr. Chiarelli is eligible to earn an annual bonus award as determined by the board of directors based on the achievement of certain performance goals established by the board of directors.

Mr. Chiarelli is also entitled to participate in the Company’s employee benefit plans (other than annual bonus and incentive plans). The Employment Agreement contains an agreement not to compete, which covers the term of employment and two years thereafter, and a confidentiality provision, which is indefinite.

Upon the execution of his Employment Agreement, Mr. Chiarelli was granted options to purchase 2,250,000 shares of the Company’s common stock, $0.001 par value, at an exercise price of $0.35 per share. The options vest and become exercisable in five installments as follows: (i) 375,000 vested at grant; (ii) 375,000 vest upon the Company completing a financing resulting in gross proceeds to the Company of no less than $5.0 million at a price per share of not less than $0.35; (iii) 375,000 upon the execution by the Company of a license or distribution agreement from which the Company is entitled to receive gross proceeds of no less than $1.0 million and the Company has received payments of at least $250,000; (iv) 375,000 vest upon receipt by the Company of FDA approval for the use of dermaPACE; and (v) 750,000 vest in the event the Company achieves the milestones (i), (ii), (iii) and (iv) above during the initial two year term and the term is not extended by the Company.

A copy of the press release issued by the Company announcing the executive change is furnished with this Report as Exhibit 99.1.

(d)     Effective February 25, 2013, the board of directors of the Company elected Joseph Chiarelli as a director of the Company to serve in such capacity until the next annual meeting of shareholders, or until his successor is elected and qualified.  Mr. Chiarelli is expected to serve on the executive committee of the board of directors.

(e)     Mr. Chiarelli has compensation arrangements with the Company based on his Employment Agreement, and such arrangements are described in Item 5.02(c) of this Report, and his Employment Agreement, which are incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

4.1	Form of 18% Senior Secured Convertible Promissory Note of SANUWAVE Health, Inc.

10.1	Employment Agreement, dated as of February 21, 2013, by and between SANUWAVE Health, Inc. and Joseph Chiarelli.

99.1	Press release issued by SANUWAVE Health, Inc. on February 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.

Dated: February 27, 2013	By:	/s/ Barry J. Jenkins
	Name:	Barry J. Jenkins
	Title:	Chief Financial Officer and COO

EXHIBIT INDEX

Exhibit	Description

4.1	Form of 18% Senior Secured Convertible Promissory Note of SANUWAVE Health, Inc.

10.1	Employment Agreement, dated as of February 21, 2013, by and between SANUWAVE Health, Inc. and Joseph Chiarelli.

99.1	Press release issued by SANUWAVE Health, Inc. on February 26, 2013.